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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): June 28, 2002


                         DELCO REMY INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                             1-13683                            35-1909253
  (State or other jurisdiction of          (Commission file number)          (IRS employer identification
           incorporation)                                                              number)

         2902 Enterprise Drive
            Anderson, Indiana                                         46013
(Address of principal executive offices)                            (Zip code)

Registrant's telephone number, including area code:  (765) 778-6499

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 5.  Other Events

On June 28, 2002, Delco Remy International, Inc. and certain of its subsidiaries entered into a Loan and Security Agreement (the "Loan Agreement") with Congress Financial Corporation (Central) ("Congress"), as Administrative Agent and US Collateral Agent, Wachovia Bank, National Association ("Wachovia"), as Documentation Agent and the other financial institutions named in the Loan Agreement. The Loan Agreement provides for a $250 million secured, asset based, revolving credit facility with a syndicate of banks, led by Wachovia and Congress. This facility replaces the Company's existing secured revolving credit facility of $200 million, which was due to expire on March 31, 2003. The Loan Agreement is filed as an exhibit to this report and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (c) Exhibits.

               99.1 Press release issued by Delco Remy International, Inc. on
                    June 28, 2002

               99.2 Loan and Security Agreement by and among Delco Remy
                    International, Inc. and certain Subsidiaries of Delco Remy International, Inc. named therein as Borrowers, Congress Financial Corporation (Central), as Administrative Agent and US Collateral Agent, Wachovia Bank, National Association as Documentation Agent and the Financial Institutions named therein dated June 28, 2002

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DELCO REMY INTERNATIONAL, INC.
                                       ------------------------------
                                                (Registrant)


Date: July 3, 2002                     By: /s/ Rajesh K. Shah
                                           ------------------
                                               Rajesh K. Shah
                                               Executive Vice President and
                                                Chief Financial Officer

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                                  EXHIBIT INDEX
                                  -------------

Exhibit Number           Description
-------------            -----------

     99.1                Press release issued by Delco Remy International, Inc.
                         on June 28, 2002
     99.2 Loan and Security Agreement by and among Delco Remy International, Inc. and certain Subsidiaries of Delco Remy International, Inc. named therein as Borrowers, Congress Financial Corporation (Central), as Administrative Agent and US Collateral Agent, Wachovia Bank, National Association as Documentation Agent and the Financial Institutions named therein dated June 28, 2002